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[IPASS LOGO]                                                        EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                    IPASS REPORTS THIRD QUARTER 2004 RESULTS
            "MOBILE AUTOMATION AND SAFE3W ACQUISITIONS BOLSTER POLICY
                           ORCHESTRATION INITIATIVE"

REDWOOD SHORES, Calif., October 26, 2004 /PRNewswire-FirstCall/ -- iPass Inc. (Nasdaq: IPAS) today announced financial results for the third quarter ending September 30, 2004. iPass is a leading provider of services and software which allow an enterprise's mobile workers to connect easily and securely to their corporate networks.

Revenues for the third quarter ended September 30, 2004 were $41.9 million, compared to revenues of $35.0 million for the same period last year and $40.4 million for the quarter ended June 30, 2004.

"We are pleased that we made significant progress in several key areas during the September quarter, namely Policy Orchestration, Broadband and customer signings" said Ken Denman, iPass Chairman and CEO . "We have taken steps to bolster our Policy Orchestration capabilities through our acquisition of Safe3w and agreement to acquire Mobile Automation and through our expanded partnership with Sygate Technologies. These agreements will enhance our ability to create gap-free protection and policy enforcement for our enterprise customers through value added security services". "In addition, we have continued to make good progress in broadband and are particularly encouraged by achieving strong positive growth in quarterly broadband revenues. Lastly we added many new enterprise customers during the quarter including 13 new Forbes Global 2000 customers bringing our total to 237 of these large, global enterprises as customers".

GAAP RESULTS: Operating income for the third quarter 2004 was $8.0 million, compared to operating income of $6.2 million for the same period last year. Net income, calculated on the basis of generally accepted accounting principles
(GAAP), for the third quarter 2004 was $5.2 million, or $0.08 per diluted share, based on 65.5 million fully diluted shares outstanding, compared with $4.5 million, or $0.07 per diluted share, based on 64.5 million fully diluted shares outstanding, for the third quarter 2003.

NON-GAAP RESULTS: The following numbers are non-GAAP financial measures and exclude non-cash amortization of stock-based compensation and amortization of intangibles. Investors are encouraged to refer to the table that reconciles the iPass' GAAP results to its non-GAAP results at the end of this press release. Non-GAAP net income for the third quarter 2004 was $5.7 million, or $0.09 per diluted share, based on 65.5 million fully diluted shares outstanding, compared with $5.5 million, or $0.09 per diluted share, based on 64.5 million fully diluted shares outstanding, for the same period last year.

BUSINESS HIGHLIGHTS

Business highlights include:


         - The Company entered into three agreements that will allow it to enhance the capabilities of its Policy Orchestration platform: the acquisition of Safe3w, the agreement to acquire Mobile Automation, and the deepening of its technology partnership with Sygate.


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                  o        In September, iPass acquired Safe3w, a privately-held
                           Woodbury, NY company that has developed an innovative, patented dynamic device "fingerprinting" technology. When integrated into the iPass connectivity platform, this technology will help ensure that only trusted computers -- those devices that are identified and known to the IT department, and protected against identity theft, intrusion, viruses and worms -- have access to corporate networks.

                  o Earlier today, iPass agreed to acquire Mobile Automation, a company that is a leader in mobile device patch management. Their products help IT managers better protect remote and mobile computers by efficiently and reliably assessing these "at risk" PCs and updating their security software and OS patches in compliance with corporate policies. While Mobile Automation solutions can update both local and remote computers, they have specifically optimized their technology for the more challenging mobile environment. iPass intends to sell Mobile Automation's existing product portfolio as well as create new services by integrating their capabilities into the iPass Policy Orchestration framework.

                  o In September, the Company entered into an agreement to further integrate Sygate Secure Enterprise with the iPass connectivity service platform to both create the ability to isolate the mobile device before assessing it, as well as linking endpoint policy compliance with network access enforcement.

         -        iPass also made significant progress in the government space:

                  o iPass announced that it has been awarded a blanket purchase agreement by the Department of Defense
                           (DoD). Under the terms of the agreement, any organization within the DoD, federal, intelligence or civilian, can purchase the iPass solution under the blanket purchase agreement.

                  o The Company also signed three additional government agencies as customers during the quarter.

                  o iPass entered into a partnership with one of the world's leading defense manufacturing and service companies, to offer iPass Corporate Access to this organization's government clients.

         - Finally, iPass made significant strides in its Broadband initiative:

                  o iPass surpassed 13,500 broadband access points in 43 countries, including 11,800 active Wi-Fi hotspots and Ethernet service in the rooms of over 1,800 hotels.

                  o The Company entered into an agreement with Connexion by Boeing, a business unit of the Boeing Company, to deliver iPass enterprise customers secure in-flight Wi-Fi Internet connectivity. Through the agreement iPass users will have access to the Connexion by Boeing mobile Internet service through the iPass Global Broadband Roaming network.

                  o The Company signed a roaming contract with NTT DoCoMo, which will allow subscribers of NTT DoCoMo's public Wi-Fi service to use iPass Wi-Fi hotspots when they are abroad in 33 countries.


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                  o        iPass entered into an agreement with Cibernet Corp.,
                           a leading Mobile Transaction Management and Financial Settlement company, to deliver a complete end-to-end solution for Wi-Fi roaming. This partnership opens up opportunities to sell services to carriers, mobile operators and wireless ISPs who need to quickly build Wi-Fi offerings based on multiple roaming relationships

         - The Company ended the third quarter with $162 million in cash, cash equivalents and short-term investments and no debt. The Company's third quarter cash balance is net of the $8.5 million of cash used for the Safe3w acquisition and remained relatively consistent with the second quarter balance due principally to strong positive cash flow from operations.

NON-FINANCIAL METRICS

         - The Company reported that there were 526,000 distinct end users of its services in the month of September 2004 compared with 415,000 in September 2003, and 528,000 in June 2004.

         - The Company reported that there were 20.6 million user sessions for the September 2004 quarter compared with 18.0 million in September 2003 quarter and 20.9 million in June 2004 quarter.

         - The Company added 13 new Forbes Global 2000 customers during the third quarter bringing its total to 237.

COMPANY PROJECTIONS

The following statements are based on information available to iPass today, and the Company does not assume any duty to update these numbers at any time during the quarter or thereafter. These statements are forward-looking and actual results may differ materially. These projections do not include the impact from any charges related to the acquisition of Mobile Automation.

For the quarter ended December 31, 2004, the Company projects revenue growth of approximately two to four percent over the September quarter and fully diluted GAAP earnings per share to be approximately $0.06. Fully diluted non-GAAP earnings per share, for the same period, are projected to be approximately $0.07. The difference between projected fully diluted GAAP earnings per share and projected non-GAAP earnings per share of $0.01 is based on expected amortization of stock-based compensation of $460,000 as well as the expected amortization of intangibles related to the Safe3w acquisition of $120,000 for the fourth quarter of 2004 which, when divided by an expected 66.0 million fully diluted shares outstanding, results in the $0.01 difference.

CONFERENCE CALL

The Company will host a public conference call today to discuss this announcement at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time).

This call is being webcast by CCBN and can be accessed on the iPass web site at: http://investor.ipass.com/phoenix.zhtml?c=91479&p=irol-Calendar. The webcast will be available until the Company's next earnings call.
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A taped replay of this call will be available for two weeks following the call.
The dial-in numbers for the replay are 888.286.8010 (U.S. and Canada) and
617.801.6888 (International). The ID number for the call is: 15295377.

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

ABOUT IPASS INC.

iPass Inc. (NASDAQ: IPAS) delivers simple, secure and manageable enterprise mobility services, maximizing the productivity of workers as they move between office, home and remote locations. iPass security services - based on unique Policy Orchestration capabilities - close the gaps in protecting computers, network assets, user identities and data whenever users connect over the Internet. iPass connectivity services utilize the iPass global virtual network, a unified network of hundreds of dial-up, wireless, and broadband providers in over 150 countries. iPass services are the choice of hundreds of Global 2000 corporations including General Motors, John Deere and Hershey Foods. Founded in 1996, iPass is headquartered in Redwood Shores, Calif., with offices throughout North America, Europe and Asia Pacific. For more information visit www.ipass.com.

iPass(R) is a registered trademark of iPass Inc.

iPass' projections of future financial results and the expected benefits of expanded partnership with Sygate Technologies and its acquisition of Safe3w and potential acquisition of Mobile Automation, are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties including: volatility in the telecommunications and technology industries, which may make it difficult for iPass to expand its services; rapidly emerging changes in the nature of markets served by the Company, which may not be compatible with the Company's services; increased competition, which may cause pricing pressure on the fees iPass charges; the risk that iPass may not be able to integrate the Safe3w technology into its product offerings due to unexpected technical difficulties; the risk that the acquisition of Mobile Automation may not occur or may be delayed due to the failure to satisfy the conditions necessary to close the transaction; the risk that iPass may encounter unexpected technical difficulties in developing iPass Policy Orchestration, which could delay or prevent the development of this product or certain of the features of this product; the risk that security breaches may still occur despite the use of iPass Policy Orchestration by innovative hackers that develop new methods of avoiding security software; and the risk that the rate of adoption by enterprises of network security software or integrated secure connectivity solutions will not be as iPass anticipates, which if slow would reduce or eliminate the purchase of this anticipated new product. Detailed information about potential factors that could affect iPass' business, financial condition and results of operations is included in the Company's Quarterly Report on Form 10-Q under the caption "Factors Affecting Operating Results" in "Management's Discussion and Analysis of Financial Conditions and Results of Operations," filed with the Securities and Exchange Commission (the "SEC") on August 16, 2004 and available at the SEC's website at www.sec.gov. The Company undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be inaccurate.

iPass provides non-GAAP net income and non-GAAP earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. iPass believes that this presentation of non-GAAP net income and non-GAAP earnings per share,
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excluding the effect of amortization of stock-based compensation and the amortization of intangibles, provides additional useful information to management and investors. Specifically, amortization of stock-based compensation is a non-cash expense, and management currently expects that once the Company's deferred stock-based compensation reflected on its balance sheet is fully amortized, iPass will not, absent changes in financial reporting requirements, report additional stock-based compensation expense. Furthermore, management excludes the effect of amortization of stock-based compensation and amortization of intangibles for budgeting purposes, as well as for analyzing the underlying performance of the Company. Management believes that although GAAP measures are important for investors to understand, providing investors with these non-GAAP measures provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future operations of iPass.


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                          IPASS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
          (UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                   THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                      SEPTEMBER 30,
                                                            ----------------------------       ----------------------------
                                                               2004              2003             2004              2003
                                                            ----------        ----------       ----------        ----------
Revenues                                                      $ 41,912          $ 34,989        $ 123,001          $ 98,590
Operating expenses:
      Network access                                             9,443             7,424           27,690            21,769
      Network operations                                         4,752             3,640           14,169            10,268
      Research and development                                   3,337             2,531            9,697             7,154
      Sales and marketing                                       11,416            10,548           34,227            30,389
      General and administrative                                 4,513             3,602           13,023             9,774
      Amortization of stock-based compensation (a)                 480             1,081            1,890             3,045
      Amortization of intangibles (b)                               21                 -               21                 -
                                                              --------          --------        ---------         ---------
        Total operating expenses                                33,962            28,826          100,717            82,399

                                                              --------          --------        ---------         ---------
Operating income                                                 7,950             6,163           22,284            16,191

Other income, net                                                  590               193            1,493                25

                                                              --------          --------        ---------         ---------
Income before income taxes                                       8,540             6,356           23,777            16,216

Provision for income taxes                                       3,334             1,895            9,385             6,493
                                                              --------          --------        ---------         ---------

Net income                                                    $  5,206          $  4,461        $  14,392          $  9,723
                                                              ========          ========        =========         =========
Net income per share:

      Basic                                                   $   0.08          $   0.08        $    0.24          $   0.19
      Diluted                                                 $   0.08          $   0.07        $    0.22          $   0.17

Number of shares used in per share calculations:
      Basic                                                 61,352,058        56,320,096       60,400,040        51,657,956
      Diluted                                               65,463,843        64,501,011       65,558,403        58,743,468

A RECONCILIATION BETWEEN NET INCOME ON A GAAP BASIS AND NON-GAAP NET INCOME IS AS FOLLOWS:

GAAP net income                                               $  5,206          $  4,461        $  14,392         $   9,723
      (a) Amortization of stock-based compensation                 480             1,081            1,890             3,045
      (b) Amortization of intangibles                               21                 -               21                 -
                                                              --------          --------        ---------         ---------
Non-GAAP net income                                           $  5,707          $  5,542        $  16,303         $  12,768
                                                              ========          ========        =========         =========

A RECONCILIATION BETWEEN DILUTED NET INCOME PER SHARE ON A GAAP BASIS AND NON-GAAP DILUTED NET INCOME PER SHARE IS AS FOLLOWS:

GAAP diluted  net income per share                            $   0.08          $   0.07        $    0.22          $   0.17
      Per share effect of amortization of
      stock-based compensation and intangibles                    0.01              0.02             0.03              0.05
                                                              --------          --------        ---------         ---------
Non-GAAP diluted net income per share                         $   0.09          $   0.09        $    0.25          $   0.22
                                                              ========          ========        =========         =========

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                          IPASS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                    SEPTEMBER 30,    DECEMBER 31,
                                                                                    -------------    ------------
                                                                                        2004             2003
                                                                                    -------------    ------------
                                                                                    (UNAUDITED)
   ASSETS
   Current assets:

     Cash and cash equivalents                                                        $  32,740        $  45,646
     Short-term investments                                                             128,864           93,639
     Accounts receivable, net                                                            23,382           20,658
     Prepaid expenses and other current assets                                            3,733            3,310
     Deferred income tax asset                                                            8,651           17,341
                                                                                      ---------        ---------
       Total current assets                                                             197,370          180,594
   Property and equipment, net                                                           10,060            8,288
   Other assets                                                                           1,194            1,235
   Intangible assets, net                                                                 3,979                -
   Goodwill                                                                               5,381                -
                                                                                      ---------        ---------
       Total assets                                                                   $ 217,984        $ 190,117
                                                                                      =========        =========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:


     Accounts payable                                                                 $   8,137        $   7,421
     Accrued liabilities                                                                 11,997           10,974
                                                                                      ---------        ---------
       Total current liabilities                                                         20,134           18,395
                                                                                      ---------        ---------
       Total liabilities                                                                 20,134           18,395
                                                                                      ---------        ---------

   Stockholders' equity:
   Common stock                                                                              62               60
   Additional paid-in capital                                                           236,336          229,026
   Notes receivable from stockholders                                                         -          (2,831)
   Deferred stock-based compensation                                                     (2,283)         (4,326)
   Accumulated other comprehensive income (loss)                                           (325)             125
   Accumulated deficit                                                                  (35,940)        (50,332)
                                                                                      ---------        ---------
       Total stockholders' equity                                                       197,850          171,722
                                                                                      ---------        ---------
       Total liabilities and stockholders' equity                                     $ 217,984        $ 190,117
                                                                                      =========        =========

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CONTACTS

Investors:                                                                Media:
Bryan R. Parker                                                     John Sidline
Sr. Director of Finance & IR                            Public Relations Manager
650-232-4170                                                        650-232-4112
IR@IPASS.COM                                                        PR@IPASS.COM